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                     Neoware to Acquire Maxspeed Corporation

               Acquisition Marks Neoware's Entry Into Asian Market

         KING OF PRUSSIA, Pa. and PALO ALTO, Calif., Oct. 26, 2005 (PRIMEZONE) -- Neoware Systems Inc. (Nasdaq:NWRE) today announced that it has signed a definitive agreement to acquire privately held Maxspeed Corporation, a leading provider of customized thin client solutions.

         With headquarters in Palo Alto, CA, and research, development and sales subsidiaries in Beijing and Shanghai, China, Maxspeed provides Neoware with an immediate presence in Asia. The acquisition furthers Neoware's strategy of developing or acquiring distribution channels and engineering centers in major markets around the world in order to provide customized thin client software solutions to large global enterprises, as well as small and medium sized business customers.

         "This acquisition further expands our industry share and opens important markets for us in China and Asia," explained Michael Kantrowitz, chairman and chief executive officer of Neoware. "Maxspeed customers will continue to have access to the highly skilled engineering and development expertise that they are accustomed to, along with Neoware's financial resources and deep customer-focus. Neoware has the scale and scope to meet the ongoing long term thin client computing needs of Maxspeed customers."

         Acquiring Maxspeed further enhances Neoware's position as a global leader in thin clients while strengthening its engineering capabilities in Asia. As a result of this and other acquisitions completed and partnerships entered into over the past year, Neoware now has engineering resources in China, the US, the UK, France, Austria and India, providing Neoware with one of the largest worldwide development organizations in the thin client business. Maxspeed brings Neoware new competencies in software and customizations that enhance the Company's ability to act globally and deliver locally. Wei Ching, Maxspeed's President and CEO, will join Neoware as Executive Vice President responsible for Asia Pacific operations.

         "Neoware is a leader in the thin client market, and with our complementary skills, we believe that we can further accelerate the Company's growth," said Wei Ching, president and CEO of Maxspeed. "We anticipate that our geographic presence in China will bring Neoware significant new opportunities, expertise and revenue streams, and brings enhanced solutions to our worldwide customers."

         According to IDC, the thin client segment of the enterprise PC market is experiencing robust growth, and is projected to grow at a compound annual rate of 20.7% from 2005 to 2009. Thin clients cost less than traditional personal computers because they have no hard drive or other local media, relying instead on storage and applications located on secure, managed servers. Thin client computing solves significant problems faced by global enterprises by enhancing security, manageability and reliability of desktops, making them virtually immune from standard PC viruses, allowing them to be centrally managed and configured, and enabling them to be locked down, eliminating users' need to configure their desktops. The result is significantly lower up-front and total cost of ownership compared to traditional PC alternatives.




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         Terms of the Agreement

         Under the terms of the agreement, Neoware will acquire Maxspeed for a purchase price of $24 million in cash which includes a holdback of $1.4 million to fund restructuring costs. The upfront cash payment is subject to adjustment based upon Maxspeed's cash and net working capital at closing. Maxspeed is required to provide a minimum of $9 million of cash and $3.7 million of net working capital excluding cash as of closing, with deficiencies resulting in dollar-for-dollar downward adjustments in the purchase price if the defined minimums are not met. In addition to the upfront consideration, the Maxspeed common shareholders will be eligible to receive a potential earnout of up to a total of $4 million, based upon performance. The transaction is expected to result in approximately $1.5 to $2.0 million of restructuring charges to be recorded by Neoware in its December 2005 quarter which will be partially funded by the $1.4 million cash hold back. The acquisition is expected to close before December 31, 2005.

         Neoware will address questions about this transaction as part of its first quarter earnings release on November 2, 2005.

         About Neoware

         Neoware (Nasdaq:NWRE) is the leading provider of enterprise software, thin client appliances, and related services that make computing more open, secure, reliable, affordable and manageable. By employing open technologies and eliminating the obsolescence built into standard personal computer architectures, Neoware helps enterprises leverage server-based computing architectures to increase security and reliability, enhance flexibility, as well as lower their total cost of ownership.

         Neoware's software products enable enterprises to gain control of their desktops, stream software on-demand, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) environments and the Web. Its thin client appliances and software enable enterprises to run applications on servers and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one-fourth the price of today's typical business personal computer. The company's global development, services, and support provide customers with customized solutions that facilitate their specialized computing needs.

         Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware's global headquarters is in King of Prussia, PA.

         About Maxspeed

         Maxspeed Corp., the thin client customization experts, manufactures custom hardware and embedded software solutions that replace legacy green-screens, desktop PCs and mobile PC notebooks. Maxspeed thin clients offer unparalleled benefits such as significant total cost of ownership (TCO) savings, extensive customer-specific customizations, rugged design, low maintenance, superior data security and rapid, system-wide deployment. Maxspeed's powerful, enterprise-class remote management software, MMS, provides a simplified and secure management system. Maxspeed thin clients integrate into virtually all operating environments including Citrix, Windows, SCO-Unix and Linux.

         Neoware is a registered trademark of Neoware Systems Inc. All other names products and services are trademarks or registered trademarks of their respective holders.



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         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the consummation of the merger with Maxspeed; our strategy of developing or acquiring distribution channels and engineering centers in major markets; our anticipated strengthened engineering capabilities in Asia; new competencies in software and customizations; acceleration of our growth; the opening of important markets in China and Asia; anticipated opportunities, expertise and revenue streams for us, and enhanced solutions for our customers as a result of the merger; the projected growth of the thin client segment; and the addition of new employees, including Wei Ching. These forward-looking statements involve risks and uncertainties. Factors that could cause our actual results to differ materially from those predicted in such forward-looking statements include: our ability to consummate the merger and successfully integrate the Maxspeed's business; the ability to retain Maxspeed's existing customers; the timing and receipt of future orders; our timely development and customers' acceptance of our products, including the former Maxspeed products; our ability to meet the long-term needs of Maxspeed's customers; our ability to successfully penetrate the Asia market; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our dependence on our suppliers; our continued ability to sell our products through IBM and Lenovo to their customers; increased competition; our ability to attract and retain qualified personnel, including Maxspeed's sales, engineering and other employees, as well as employees of other businesses we have acquired; the economic viability of our suppliers and channel partners; adverse changes in customer order patterns; our ability to identify future acquisitions and to successfully consummate and integrate recently completed and future acquisitions; adverse changes in general economic conditions in the U.S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for the year ended June 30, 2005.


         CONTACT:
         Press contact:                     Company contact:
         Cameron Associates                 Neoware Systems Inc.
         Kevin McGrath                      Keith Schneck, Chief Financial
         (212) 245-8000, ext. 203           Officer
         E-mail: kevin@cameronassoc.com     (610) 277-8300, ext. 1072
                                            E-mail: kschneck@neoware.com